Exhibit 32.1
Certification by the Chief Executive Officer and Chief Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Megan Clarken, Chief Executive Officer of Criteo S.A. (the “Company”), and Sarah Glickman, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:
1.    The Company’s Annual Report on Form 10-K for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 23, 2024

By:	/s/ Megan Clarken	By:	/s/ Sarah Glickman
Name:	Megan Clarken	Name:	Sarah Glickman
Title:	Chief Executive Officer	Title:	Chief Financial Officer

This certification accompanies the Annual Report, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.